EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements.  The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is accurate.

Dated:  January 18, 2011

ASPEN ADVISORS LLC

By:	/s/ NIKOS HECHT
Name: Nikos Hecht
Title: Sole Member of the Managing Member

ENTERASPEN LIMITED

By:	ASPEN ADVISORS LLC
Its Attorney-in-Fact

By:	/s/ NIKOS HECHT
Name: Nikos Hecht
Title: Sole Member of the Managing Member

/s/ NIKOS HECHT
Nikos Hecht